EXHIBIT 11

                            Congoleum Corporation
                    Computation of Income Per Common Share
              (Amounts in thousands, except earnings per share)

                                                Three Months Ended       Six Months Ended
                                                     June 30,                 June 30,
Basic Earnings Per Common Share:                  1998      1997          1998       1997
--------------------------------                -------   -------       -------    -------

Income per common and common equivalent share   $ 2,645   $ 2,104       $ 3,072    $ 3,117
                                                =======   =======       =======    =======

Weighted average common shares outstanding        9,038     9,942         9,038      9,970

Weighted average common shares                    9,038     9,942         9,038      9,970
                                                =======   =======       =======    =======

Income per common share                         $  0.29   $  0.21       $  0.34    $  0.31
                                                =======   =======       =======    =======

Diluted Earnings Per Common Share:

Income per common and common equivalent share   $ 2,645   $ 2,104       $ 3,072    $ 3,117
                                                =======   =======       =======    =======

Weighted average common shares outstanding        9,038     9,942         9,038      9,970

Effect of assumed exercise of dilutive stock
options (1)                                           0         2             0         20
                                                -------   -------       -------    -------

Weighted average common and common
equivalent shares                                 9,038     9,944         9,038      9,990
                                                  =====     =====         =====      =====

Income per common and common equivalent share   $  0.29   $  0.21       $  0.34    $  0.31
                                               ========   =======       =======    =======

(1) Computed based on the treasury stock method.